Exhibit 99.1

Press Release

Gyrodyne Appoints Jan Loeb to Board of Directors

ST. JAMES, N.Y.--(BUSINESS WIRE)--Gyrodyne, LLC (Nasdaq: GYRO) (“Gyrodyne” or the “Company”), an owner and manager of a diversified portfolio of real estate properties, today announced that it has appointed Jan Loeb to the Company’s Board of Directors (the “Board”), effective immediately. Mr. Loeb was appointed to the Board pursuant to a cooperation agreement (the “Agreement”) between the Company and Leap Tide Capital Management LLC (collectively with its affiliates, “Leap Tide”).

Paul Lamb, Chairman of the Board, said, “Jan is a proven leader who brings a wealth of strategic knowledge, financial expertise and prior public company board experience, and we are pleased to welcome him as a director. We look forward to benefitting from Jan’s input as we continue to position the Company’s properties for sale to ultimately distribute the maximum value possible to our shareholders.”

The Company also announced that Philip Palmedo, who has served as a director since July 1996, has stepped down from the Board, effective immediately.

Mr. Lamb added: “We want to express our sincere thanks to Phil for his guidance, leadership and dedication as the Company navigated through challenging times over the years.”

Mr. Loeb stated: “We are pleased to have worked constructively with Gyrodyne to reach an agreement that is in the best interests of all stakeholders. I look forward to leveraging my perspectives as a significant shareholder and working alongside my fellow directors to maximize value for all shareholders.”

As part of the Agreement, the Company has agreed to include Mr. Loeb in the Company’s slate of director nominees for election at the 2023 Annual Meeting of Shareholders (the “Annual Meeting”) for a three-year term. Additionally, Leap Tide has agreed to customary standstill provisions. The Agreement will be included as an exhibit to the Company’s Current Report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Jan Loeb

Mr. Loeb has more than 40 years of money management and investment banking experience. He has been the Managing Member of Leap Tide since 2007. From 2005 to 2007, he served as the President of Leap Tide’s predecessor, Leap Tide Capital Management Inc., which was formerly known as AmTrust Capital Management Inc. He served as a Portfolio Manager of Chesapeake Partners from February 2004 to January 2005. From January 2002 to December 2004, he served as Managing Director at Jefferies & Company, Inc. From 1994 to 2001, he served as Managing Director at Dresdner Kleinwort Wasserstein, Inc. (formerly Wasserstein Perella & Co., Inc.). He served as a Lead Director of American Pacific Corporation from July 8, 2013 to February 27, 2014, and also served as its Director from January 1997 to February 27, 2014. He served as an Independent Director of Pernix Therapeutics Holdings Inc. (formerly, Golf Trust of America, Inc.) from 2006 to August 31, 2011. He served as a Director of TAT Technologies, Ltd. from August 2009 to December 21, 2016. He served as a Director of Keweenaw Land Association, Ltd. from December 2016 until May 2019. He has served as President, Executive Chairman and board member of Novelstem International Corp since July 2018.

About Gyrodyne, LLC

Gyrodyne, LLC owns and manages a diversified portfolio of real estate properties comprising office, industrial and service-oriented properties in the New York metropolitan area. The Company owns a 63 acre site approximately 50 miles east of New York City on the north shore of Long Island, which includes industrial and office buildings and undeveloped property, and a medical office park in Cortlandt Manor, New York, both of which are the subject of plans to seek value-enhancing entitlements. The Company’s common shares are traded on the NASDAQ Stock Market under the symbol GYRO. Additional information about the Company may be found on its web site at www.gyrodyne.com.

Forward-Looking Statements

The statements made in this press release and other materials the Company has filed or may file with the SEC, in each case that are not historical facts, contain “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, and other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives and liquidation contingencies. These forward-looking statements are based on the current plans and expectations of management and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those reflected in such forward-looking statements. Such risks and uncertainties include, but are not limited to, risks and uncertainties relating to our efforts to enhance the values of our remaining properties and seek the orderly, strategic sale of such properties as soon as reasonably practicable, risks associated with the Article 78 proceeding against the Company and any other litigation that may develop in connection with our efforts to enhance the value of and sell our properties, ongoing community activism, risks associated with proxy contests and other actions of activist shareholders, risks related to the recent banking crisis and closure of two major banks (including one with whom we indirectly have a mortgage loan), regulatory enforcement, risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, the ability to obtain additional capital in order to enhance the value of the Flowerfield and Cortlandt Manor properties and negotiate sales contracts and defend the Article 78 proceeding from a position of strength, the potential effects of the COVID-19 pandemic, the risk of inflation, rising interest rates, recession and supply chain constraints or disruptions and other risks detailed from time to time in the Company’s SEC reports. These and other matters the Company discuss in this press release may cause actual results to differ from those the Company describes.

Important Additional Information

The Company intends to file a proxy statement and BLUE proxy card with the SEC in connection with its upcoming Annual Meeting and, in connection therewith, the Company, its directors and certain of its executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING. The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 30, 2023, contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, and on the Company’s website at http://www.gyrodyne.com/insidertransactions.php or through the SEC’s website at www.sec.gov. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://www.gyrodyne.com/proxy.php.

Contacts

Longacre Square Partners

Joe Germani / Aaron Rabinovich

jgermani@longacresquare.com / arabinovich@longacresquare.com